Delek Logistics Partners, LP Reports Third Quarter 2015 Results

•	Distributable cash flow increased by 24% from third quarter 2014

•	Distributable cash flow coverage ratio 1.46x

•	East Texas assets benefited from higher throughput at Delek US' Tyler refinery

BRENTWOOD, Tenn., November 3, 2015 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the third quarter 2015. For the three months ended September 30, 2015, Delek Logistics reported net income attributable to all partners of $18.6 million, or $0.70 per diluted common limited partner unit. This compares to net income attributable to all partners of $15.1 million, or $0.59 per diluted common limited partner unit in the third quarter 2014. Distributable cash flow was $22.0 million in the third quarter 2015, compared to $17.7 million in the prior-year period.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “Our distributable cash flow increased by 24 percent on a year-over-year basis in the third quarter through the combination of acquisitions, increased contribution from the Paline Pipeline and improved performance in our east Texas assets that benefited from higher volumes from Delek US' Tyler refinery. Our third quarter 2015 distribution of $0.57 per unit is 16.3 percent higher than the third quarter 2014. We ended the quarter in a strong financial position with a distributable cash flow coverage ratio of 1.46 times and a 3.1 times leverage ratio with $372 million of availability on our credit facility."

Yemin concluded, "We continue to focus on using our financial position to create long term value for our unit holders. Our pipeline development projects through two joint ventures with unaffiliated third parties are on schedule to be completed in the second half of 2016 with approximately $31 million being invested through September 30. In addition, we continue to evaluate potential third party acquisition opportunities and options to partner with Delek US to provide future growth, and our balance sheet should allow us to be able to act quickly to take advantage of opportunities in the market."

Distribution and Liquidity

On October 27, 2015, Delek Logistics declared a quarterly cash distribution for the third quarter of $0.57 per limited partner unit, which equates to $2.28 per limited partner unit on an annualized basis. This distribution is payable on November 13, 2015 to unitholders of record on November 6, 2015. This represents a 3.6 percent increase from the second quarter 2015 distribution of $0.55 per limited partner unit, or $2.20 per limited partner unit on an annualized basis, and a 16.3 percent increase over Delek Logistics’ third quarter 2014 distribution of $0.49 per limited partner unit, or $1.96 per limited partner unit annualized. For the third quarter 2015, the total cash distribution declared to all partners, including IDRs, was $15.1 million.

As of September 30, 2015, Delek Logistics had total debt of $325.2 million. Availability under the $700.0 million credit facility was approximately $372.0 million.

Financial Results

Results in the third quarter 2015, compared to the prior year period, benefited from the acquisition of the Tyler crude oil storage tank and El Dorado rail offloading facility, which were acquired on March 31, 2015. For accounting purposes, the expenses from operations prior to the acquisition of the Tyler crude oil storage tank and El Dorado rail offloading facility are attributed to their respective predecessor periods. For purposes of comparison, results discussed in the text of this press release exclude predecessor costs during the respective periods. However, these costs are shown in the financial statements with a reconciliation provided in the tables attached to this release.

Revenue for the third quarter 2015 was $165.1 million and contribution margin was $29.1 million, which compares to revenue of $228.0 million and a contribution margin of $23.7 million in the third quarter 2014. Total operating expenses were $11.6 million compared to $10.2 million in the third quarter 2014, with the increase primarily due to outside services and maintenance related expenses. General and administrative expenses were $2.7 million for the third quarter 2015 compared to $2.5 million in the prior-year period, which was primarily due to higher expenses related to assets acquired over the past year. For the third quarter 2015, EBITDA was $26.1 million compared to $21.2 million in the prior year period.

Pipelines and Transportation Segment

The Pipeline and Transportation segment's third quarter 2015 contribution margin of $20.4 million improved from $14.7 million in the third quarter 2014. This increase is primarily attributed to a higher contribution from the Paline Pipeline and fees associated with the El Dorado rail offloading racks and Tyler crude oil storage tank purchased on March 31, 2015.

Wholesale Marketing and Terminalling Segment

Contribution margin for the Wholesale Marketing and Terminalling segment was $8.7 million in the third quarter 2015, compared to $9.0 million in the third quarter 2014. This change on a year-over-year basis was primarily due to a lower gross margin per barrel in the west Texas wholesale business, partially offset by improved performance in the east Texas assets.

In the west Texas wholesale business, throughput was 18,824 barrels per day compared to 17,923 barrels per day in the third quarter 2014. The wholesale gross margin per barrel in west Texas decreased year over year to $1.50 and included approximately $1.0 million, or $0.57 per barrel from renewable identification numbers (RINs) generated in the quarter. Also, the third quarter 2015 gross margin was reduced by approximately $0.4 million, or $0.23 per barrel, related to lower of cost or market inventory expense and ethanol costs in the period. During the third quarter 2014, the wholesale gross margin per barrel was $2.20 and included $1.2 million from RINs, or $0.74 per barrel. On a year-over-year basis, reduced drilling activity in west Texas as a result of lower crude oil prices lowered demand in the area, creating a more challenging market environment and playing a role in the change in gross margin per barrel.

Both terminalling and the east Texas marketing throughputs benefited from higher volume at Delek US' Tyler, Texas refinery following the completion of a 15,000 barrel per day expansion project in March 2015. Terminalling throughput volume of 126,051 barrels per day during the quarter increased on a year-over-year basis from 95,024 barrels per day in the third quarter 2014 primarily due to higher throughput at the Tyler and Big Sandy, Texas terminals. During the third quarter 2015, volume under the east Texas marketing agreement with Delek US was 75,313 barrels per day compared to 59,659 barrels per day during the third quarter 2014.

Project Development Update

In March 2015, Delek Logistics announced that, through wholly owned subsidiaries, it had entered into two joint ventures (Caddo Pipeline and RIO Pipeline) that will construct logistics assets that are expected to serve unaffiliated third parties and subsidiaries of Delek US. Delek Logistics’ total projected investment for the two joint ventures has increased by $5.0 million to approximately $96.0 million and will be financed through a combination of cash from operations and borrowings under its revolving credit facility. Through September 30, 2015, approximately $31.0 million has been invested in these projects. Both of these projects are expected to be constructed by the second half of 2016.

Third Quarter 2015 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its third quarter 2015 results on November 4, 2015 at 7:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through February 4, 2016 by dialing (855) 859-2056, passcode 55517449. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

Investors may also wish to listen to Delek US’ (NYSE: DK) third quarter 2015 earnings conference call on November 4, 2015 at 8:30 a.m. Central Time and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.

About Delek Logistics Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other affects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability:

The following tables present financial and operational information for the three months and nine months ended September 30, 2015 and 2014. On February 10, 2014, Delek Logistics acquired substantially all of the active storage tanks and product terminal located adjacent to Delek US' El Dorado refinery (the "El Dorado Assets"). On March 31, 2015 Delek Logistics acquired the Tyler crude oil storage tank and the El Dorado rail offloading facility (the "Logistics Assets") from Delek US. These assets were accounted for as transfers between entities under common control. Accordingly, the accompanying financial statements of the Partnership have been retrospectively adjusted to include the historical results of these assets. For all periods presented through February 10, 2014, the acquisition date of the El Dorado Assets, and March 31,

2015, the acquisition date of the Logistics Assets, the retrospective adjustments were made to the financial statements. The historical results of the El Dorado Assets and Logistics Assets, prior to the acquisition dates, are referred to as the "El Dorado Asset Predecessor" and "Logistics Assets Predecessor" in the respective periods.

Non-GAAP Disclosures:
EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to Delek Logistics' unitholders;

•	Delek Logistics' ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2015	2014(1)	2015 (1)	2014 (1)
Reconciliation of EBITDA to net income:
Net income	$18,602	$14,839	$50,916	$49,879
Add:
Income tax expense	109	177	426	605
Depreciation and amortization	4,541	3,847	13,785	10,947
Interest expense, net	2,843	2,226	7,616	6,551
EBITDA	$26,095	$21,089	$72,743	$67,982

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by operating activities	$20,202	$19,981	$66,762	$64,429
Amortization of unfavorable contract liability to revenue	—	668	—	2,002
Amortization of deferred financing costs	(365)	(317)	(1,095)	(951)
Accretion of asset retirement obligations	(63)	(58)	(187)	(267)
Deferred taxes	43	(29)	(23)	(81)
Loss on equity method investments	(293)	—	(442)	—
Gain (loss) on asset disposals	—	—	18	(74)
Unit-based compensation expense	(104)	(75)	(298)	(196)
Changes in assets and liabilities	3,723	(1,484)	(34)	(4,036)
Income tax expense	109	177	426	605
Interest expense, net	2,843	2,226	7,616	6,551
EBITDA	$26,095	$21,089	$72,743	$67,982

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$26,095	$21,089	$72,743	$67,982
Less: Cash interest, net	2,478	1,909	6,521	5,600
Less: Maintenance and regulatory capital expenditures	3,531	477	10,775	2,074
Less: Capital improvement expenditures	—	350	—	686
Add: Reimbursement from Delek for capital expenditures	2,323	—	4,926	—
Less: Loss on equity method investments	293	—	442	—
Less: Income tax expense	109	177	426	605
Add: Non-cash unit-based compensation expense	104	75	298	196
Less: Amortization of deferred revenue	95	77	316	230
Less: Amortization of unfavorable contract liability	—	668	—	2,002
Distributable cash flow	$22,016	$17,506	$59,487	$56,981

(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
($ in thousands)	Delek Logistics Partners, LP	Logistics Assets (1)	Nine Months Ended September 30, 2015

		Logistics Assets Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$51,553	$(637)	$50,916
Add:
Income tax expense	426	—	426
Depreciation and amortization	13,315	470	13,785
Interest expense, net	7,616	—	7,616
EBITDA	$72,910	$(167)	$72,743

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$66,929	$(167)	$66,762
Amortization of deferred financing costs	(1,095)	—	(1,095)
Accretion of asset retirement obligations	(187)	—	(187)
Deferred taxes	(23)	—	(23)
Loss on equity method investments	(442)	—	(442)
Gain on asset disposals	18	—	18
Unit-based compensation expense	(298)	—	(298)
Changes in assets and liabilities	(34)	—	(34)
Income tax expense	426	—	426
Interest expense, net	7,616	—	7,616
EBITDA	$72,910	$(167)	$72,743

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$72,910	$(167)	$72,743
Less: Cash interest, net	6,521	—	6,521
Less: Maintenance and regulatory capital expenditures	10,775	—	10,775
Add: Reimbursement from Delek for capital expenditures	4,926	—	4,926
Less: Loss on equity method investments	442	—	442
Less: Income tax expense	426	—	426
Add: Non-cash unit-based compensation expense	298	—	298
Less: Amortization of deferred revenue	316	—	316
Distributable cash flow	$59,654	$(167)	$59,487
(1) The information presented is for the nine months ended September 30, 2015, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Logistics Assets (1)	Three Months Ended September 30, 2014

($ in thousands)		Logistics Assets Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$15,085	$(246)	$14,839
Add:
Income tax expense	177	—	177
Depreciation and amortization	3,749	98	3,847
Interest expense, net	2,226	—	2,226
EBITDA	$21,237	$(148)	$21,089

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$20,129	$(148)	$19,981
Amortization of unfavorable contract liability to revenue	668	—	668
Amortization of deferred financing costs	(317)	—	(317)
Accretion of asset retirement obligations	(58)	—	(58)
Deferred taxes	(29)	—	(29)
Loss on asset disposals	—	—	—
Unit-based compensation expense	(75)	—	(75)
Changes in assets and liabilities	(1,484)	—	(1,484)
Income tax expense	177	—	177
Interest expense, net	2,226	—	2,226
EBITDA	$21,237	$(148)	$21,089

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$21,237	$(148)	$21,089
Less: Cash interest, net	1,909	—	1,909
Less: Maintenance and regulatory capital expenditures	477	—	477
Less: Capital improvement expenditures	350	—	350
Less: Income tax expense	177	—	177
Add: Non-cash unit-based compensation expense	75	—	75
Less: Amortization of deferred revenue	77	—	77
Less: Amortization of unfavorable contract liability	668	—	668
Distributable cash flow	$17,654	$(148)	$17,506
(1) The information presented is for the three months ended September 30, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Logistics Assets (1)	El Dorado Terminal and Tank Assets (2)	Nine Months Ended September 30, 2014

($ in thousands)		Logistics Assets Predecessor	El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$51,511	$(689)	$(943)	$49,879
Add:
Income tax expense	605	—	—	605
Depreciation and amortization	10,644	189	114	10,947
Interest expense, net	6,551	—	—	6,551
EBITDA	$69,311	$(500)	$(829)	$67,982

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$65,758	$(500)	$(829)	$64,429
Amortization of unfavorable contract liability to revenue	2,002	—	—	2,002
Amortization of deferred financing costs	(951)	—	—	(951)
Accretion of asset retirement obligations	(273)	—	6	(267)
Deferred taxes	(81)	—	—	(81)
Loss on asset disposals	(74)	—	—	(74)
Unit-based compensation expense	(196)	—	—	(196)
Changes in assets and liabilities	(4,030)	—	(6)	(4,036)
Income tax expense	605	—	—	605
Interest expense, net	6,551	—	—	6,551
EBITDA	$69,311	$(500)	$(829)	$67,982

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$69,311	$(500)	$(829)	$67,982
Less: Cash interest, net	5,600	—	—	5,600
Less: Maintenance and regulatory capital expenditures	1,990	—	84	2,074
Less: Capital improvement expenditures	593	—	93	686
Less: Income tax expense	605	—	—	605
Add: Non-cash unit-based compensation expense	196	—	—	196
Less: Amortization of deferred revenue	230	—	—	230
Less: Amortization of unfavorable contract liability	2,002	—	—	2,002
Distributable cash flow	$58,487	$(500)	$(1,006)	$56,981
(1) The information presented is for the nine months ended September 30, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented is for the nine months ended September 30, 2014, disaggregated to present the results of operations of the Partnership and the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
	September 30,	December 31,
	2015	2014 (1)

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$1,861
Accounts receivable	37,088	27,986
Inventory	5,018	10,316
Deferred tax assets	28	28
Other current assets	421	768
Total current assets	42,555	40,959
Property, plant and equipment:
Property, plant and equipment	321,394	308,088
Less: accumulated depreciation	(66,237)	(53,309)
Property, plant and equipment, net	255,157	254,779
Equity method investments	30,459	—
Goodwill	11,654	11,654
Intangible assets, net	15,723	16,520
Other non-current assets	6,255	7,374
Total assets	$361,803	$331,286
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,437	$17,929
Accounts payable to related parties	9,559	628
Excise and other taxes payable	5,114	5,443
Tank inspection liabilities	2,541	2,829
Pipeline release liabilities	2,429	1,899
Accrued expenses and other current liabilities	2,249	1,588
Total current liabilities	34,329	30,316
Non-current liabilities:
Revolving credit facility	325,150	251,750
Asset retirement obligations	3,442	3,319
Deferred tax liabilities	254	231
Other non-current liabilities	10,286	5,889
Total non-current liabilities	339,132	261,189
Equity (Deficit):
Predecessor division equity	—	19,726
Common unitholders - public; 9,451,589 units issued and outstanding at September 30, 2015 (9,417,189 at December 31, 2014)	198,527	194,737
Common unitholders - Delek; 2,799,258 units issued and outstanding at September 30, 2015 (2,799,258 at December 31, 2014)	(281,357)	(241,112)
Subordinated unitholders - Delek; 11,999,258 units issued and outstanding at September 30, 2015 (11,999,258 at December 31, 2014)	78,558	73,515
General partner - Delek; 494,900 units issued and outstanding at September 30, 2015 (494,197 at December 31, 2014)	(7,386)	(7,085)
Total (deficit) equity	(11,658)	39,781
Total liabilities and (deficit) equity	$361,803	$331,286
(1) Adjusted to include the historical balances of the Logistics Assets Predecessor.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2015	2014 (1)	2015 (2)	2014 (1)

	(In thousands, except unit and per unit data)
Net sales:
Affiliate	$41,824	$29,682	$113,975	$83,855
Third-Party	123,268	198,354	366,763	584,051
Net sales	165,092	228,036	480,738	667,906
Operating costs and expenses:
Cost of goods sold	124,385	194,133	365,286	562,916
Operating expenses	11,616	10,361	33,191	29,576
General and administrative expenses	2,703	2,453	9,094	7,358
Depreciation and amortization	4,541	3,847	13,785	10,947
(Gain) loss on asset disposals	—	—	(18)	74
Total operating costs and expenses	143,245	210,794	421,338	610,871
Operating income	21,847	17,242	59,400	57,035
Interest expense, net	2,843	2,226	7,616	6,551
Loss on equity method investments	293	—	442	—
Income before income tax expense	18,711	15,016	51,342	50,484
Income tax expense	109	177	426	605
Net income	$18,602	$14,839	$50,916	$49,879
Less: loss attributable to Predecessors	—	(246)	(637)	(1,632)
Net income attributable to partners	18,602	15,085	51,553	51,511
Comprehensive income attributable to partners	$18,602	$15,085	$51,553	$51,511

Less: General partner's interest in net income, including incentive distribution rights	1,383	598	3,379	1,511
Limited partners' interest in net income	$17,219	$14,487	$48,174	$50,000

Net income per limited partner unit:
Common units - (basic)	$0.71	$0.60	$1.99	$2.07
Common units - (diluted)	$0.70	$0.59	$1.97	$2.05
Subordinated units - Delek (basic and diluted)	$0.71	$0.60	$1.99	$2.07

Weighted average limited partner units outstanding:
Common units - basic	12,250,847	12,183,847	12,230,560	12,165,474
Common units - diluted	12,369,777	12,327,321	12,362,340	12,299,963
Subordinated units - Delek (basic and diluted)	11,999,258	11,999,258	11,999,258	11,999,258

Cash distribution per limited partner unit	$0.570	$0.490	$1.650	$1.390
(1) Adjusted to include the historical results of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the Logistics Assets Predecessor on March 31, 2015, revenues for intercompany throughput and storage services were not recorded.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	Nine Months Ended September 30, 2015

		El Dorado Assets Predecessor	Tyler Assets Predecessor
	(In thousands)
Net Sales	$480,738	$—	$—	$480,738
Operating costs and expenses:
Cost of goods sold	365,286	—	—	365,286
Operating expenses	33,024	167	—	33,191
General and administrative expenses	9,094	—	—	9,094
Depreciation and amortization	13,315	372	98	13,785
Gain on asset disposals	(18)	—	—	(18)
Total operating costs and expenses	420,701	539	98	421,338
Operating income (loss)	60,037	(539)	(98)	59,400
Interest expense, net	7,616	—	—	7,616
Loss on equity method investments	442	—	—	442
Net income (loss) before income tax expense	51,979	(539)	(98)	51,342
Income tax expense	426	—	—	426
Net income (loss)	$51,553	$(539)	$(98)	$50,916
Less: loss attributable to Predecessors	—	(539)	(98)	(637)
Net income attributable to partners	$51,553	$—	$—	$51,553

(1) The information presented is for the nine months ended September 30, 2015, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	Three Months Ended September 30, 2014

		El Dorado Assets Predecessor	Tyler Assets Predecessor
	(In thousands)
Net Sales	$228,036	$—	$—	$228,036
Operating costs and expenses:
Cost of goods sold	194,133	—	—	194,133
Operating expenses	10,213	148	—	10,361
General and administrative expenses	2,453	—	—	2,453
Depreciation and amortization	3,749	98	—	3,847
Loss on asset disposals	—	—	—	—
Total operating costs and expenses	210,548	246	—	210,794
Operating income (loss)	17,488	(246)	—	17,242
Interest expense, net	2,226	—	—	2,226
Net income (loss) before income tax expense	15,262	(246)	—	15,016
Income tax expense	177	—	—	177
Net income (loss)	$15,085	$(246)	$—	$14,839
Less: loss attributable to Predecessors	—	(246)	—	(246)
Net income attributable to partners	$15,085	$—	$—	$15,085

(1) The information presented is for the three months ended September 30, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	El Dorado Terminal and Tank Assets (2)	Nine Months Ended September 30, 2014

		El Dorado Assets Predecessor	Tyler Predecessor	El Dorado Predecessor
	(In thousands)
Net Sales	$667,906	$—	$—	$—	$667,906
Operating costs and expenses:
Cost of goods sold	562,916	—	—	—	562,916
Operating expenses	28,293	500	—	783	29,576
General and administrative expenses	7,312	—	—	46	7,358
Depreciation and amortization	10,644	189	—	114	10,947
Loss on asset disposals	74	—	—	—	74
Total operating costs and expenses	609,239	689	—	943	610,871
Operating income (loss)	58,667	(689)		(943)	57,035
Interest expense, net	6,551	—	—	—	6,551
Net income (loss) before income tax expense	52,116	(689)		(943)	50,484
Income tax expense	605	—	—	—	605
Net income (loss)	$51,511	$(689)	$—	$(943)	$49,879
Less: loss attributable to Predecessors	—	(689)	—	(943)	(1,632)
Net income attributable to partners	$51,511	$—	$—	$—	$51,511

(1) The information presented is for the nine months ended September 30, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Asset Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2015 (1)	2014 (2)

Cash Flow Data
Net cash provided by operating activities	$66,762	$64,429
Net cash used in investing activities	(43,878)	(4,930)
Net cash used in financing activities	(24,745)	(59,690)
Net decrease in cash and cash equivalents	$(1,861)	$(191)
(1) Includes the historical cash flows of the Logistics Assets predecessor.
(2) Adjusted to include the historical cash flows of the Logistic Assets predecessor and El Dorado Predecessor.

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended September 30, 2015
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$26,358	$15,466	$41,824
Third-Party	7,581	115,687	123,268
Net sales	33,939	131,153	165,092
Operating costs and expenses:
Cost of goods sold	5,211	119,174	124,385
Operating expenses	8,368	3,248	11,616
Segment contribution margin	$20,360	$8,731	29,091
General and administrative expense			2,703
Depreciation and amortization			4,541
Operating income			$21,847
Total Assets	$274,336	$87,467	$361,803

Capital spending
Regulatory and maintenance capital spending	$2,672	$461	$3,133
Discretionary capital spending	200	862	1,062
Total capital spending	$2,872	$1,323	$4,195

	Three Months Ended September 30, 2014
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated (1)
Affiliate	$21,008	$8,674	$29,682
Third-Party	2,759	195,595	198,354
Net sales	23,767	204,269	228,036
Operating costs and expenses:
Cost of goods sold	1,011	193,122	194,133
Operating expenses	8,234	2,127	10,361
Segment contribution margin	$14,522	$9,020	23,542
General and administrative expense			2,453
Depreciation and amortization			3,847
Operating income			$17,242
Total assets	$241,380	$74,393	$315,773

Capital spending
Regulatory and maintenance capital spending	$245	$114	$359
Discretionary capital spending	163	209	372
Total capital spending (2)	$408	$323	$731
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) Capital spending includes expenditures of ($0.1) million incurred in connection with the Logistics Assets Predecessor.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended September 30, 2014
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Three Months Ended September 30, 2014
Net Sales	$23,767	$—	$23,767
Operating costs and expenses:
Cost of goods sold	1,011	—	1,011
Operating expenses	8,086	148	8,234
Segment contribution margin	$14,670	$(148)	$14,522

Total capital spending	$505	$(97)	$408

	Three Months Ended September 30, 2014
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Three Months Ended September 30, 2014
Net Sales	$204,269	$—	$204,269
Operating costs and expenses:
Cost of goods sold	193,122	—	193,122
Operating expenses	2,127	—	2,127
Segment contribution margin	$9,020	$—	$9,020

Total capital spending	$323	$—	$323

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Nine Months Ended September 30, 2015 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$76,436	$37,539	$113,975
Third-Party	22,239	344,524	366,763
Net sales	$98,675	$382,063	$480,738
Operating costs and expenses:
Cost of goods sold	15,126	350,160	365,286
Operating expenses	23,031	10,160	33,191
Segment contribution margin	$60,518	$21,743	82,261
General and administrative expense			9,094
Depreciation and amortization			13,785
Gain on disposal of assets			(18)
Operating income			$59,400

Capital spending:
Regulatory and maintenance capital spending	$11,765	$1,136	$12,901
Discretionary capital spending	862	3,967	4,829
Total capital spending	$12,627	$5,103	$17,730
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

	Nine Months Ended September 30, 2014 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$58,753	$25,102	$83,855
Third-Party	7,204	576,847	584,051
Net sales	$65,957	$601,949	$667,906
Operating costs and expenses:
Cost of goods sold	3,267	559,649	562,916
Operating expenses	23,718	5,858	29,576
Segment contribution margin	$38,972	$36,442	75,414
General and administrative expense			7,358
Depreciation and amortization			10,947
Loss on disposal of assets			74
Operating income			$57,035

Capital spending
Regulatory and maintenance capital spending	$3,413	$739	$4,152
Discretionary capital spending	411	367	778
Total capital spending (2)	$3,824	$1,106	$4,930
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor revenues for intercompany throughput and storage services were not recorded.
(2) Capital spending includes expenditures of $2.3 million incurred in connection with the acquisition of the Logistics Assets Predecessor and El Dorado assets predecessor.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Nine Months Ended September 30, 2015
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Nine Months Ended September 30, 2015
Net Sales	$98,675	$—	$98,675
Operating costs and expenses:
Cost of goods sold	15,126	—	15,126
Operating expenses	22,864	167	23,031
Segment contribution margin	$60,685	$(167)	$60,518

Total capital spending	$12,679	$(52)	$12,627

	Nine Months Ended September 30, 2015
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Nine Months Ended September 30, 2015
Net Sales	$382,063	$—	$382,063
Operating costs and expenses:
Cost of goods sold	350,160	—	350,160
Operating expenses	10,160	—	10,160
Segment contribution margin	$21,743	$—	$21,743

Total capital spending	$5,103	$—	$5,103

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Nine Months Ended September 30, 2014
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Predecessor - El Dorado Storage Tank Assets	Nine Months Ended September 30, 2014
Net Sales	$65,957	$—	$—	$65,957
Operating costs and expenses:
Cost of goods sold	3,267	—	—	3,267
Operating expenses	22,537	500	681	23,718
Segment contribution margin	$40,153	$(500)	$(681)	$38,972

Total capital spending	$1,441	$2,170	$213	$3,824

	Nine Months Ended September 30, 2014
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Predecessor - El Dorado Terminal Assets	Nine Months Ended September 30, 2014
Net Sales	$601,949	$—	$—	$601,949
Operating costs and expenses:
Cost of goods sold	559,649	—	—	559,649
Operating expenses	5,756	—	102	5,858
Segment contribution margin	$36,544	$—	$(102)	$36,442

Total capital spending	$1,142	$—	$(36)	$1,106

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Throughputs (average bpd)	2015	2014	2015	2014

Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	54,973	57,254	55,168	47,098
Refined products pipelines to Enterprise Systems	54,397	65,439	56,294	52,490
SALA Gathering System	20,264	22,258	21,031	22,221
East Texas Crude Logistics System	19,078	4,361	22,270	6,181
El Dorado Rail Offloading Rack	—	—	1,474	—

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	75,313	59,659	56,553	61,097
West Texas marketing throughputs (average bpd)	18,824	17,923	17,661	17,132
West Texas marketing margin per barrel	$1.50	$2.20	$1.41	$4.09
Terminalling throughputs (average bpd)	126,051	95,024	102,534	94,656

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Nine Months Ended September 30, 2015
Throughputs (average bpd)
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	55,168	—	55,168
Refined products pipelines to Enterprise Systems	56,294	—	56,294
SALA Gathering System	21,031	—	21,031
East Texas Crude Logistics System	22,270	—	22,270
El Dorado Rail Offloading Rack	1,474	5,151	2,686

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	56,553	—	56,553
West Texas marketing throughputs (average bpd)	17,661	—	17,661
West Texas marketing margin per barrel	$1.41	$—	$1.41
Terminalling throughputs (average bpd)	102,534	—	102,534

U.S. Investor / Media Relations Contact

Keith Johnson
Vice President of Investor Relations
615-435-1366
or
Chris Hodges
Founder & CEO
Alpha IR Group
312-445-2870